UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	INLX	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this item 1.01.

The information set forth under Item 3.02 of this Report is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 3.02 of this Report is incorporated by reference into this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 2, 2020, Intellinetics, Inc., a Nevada corporation (the “Company”), acquired all of the issued and outstanding capital stock of Graphic Sciences, Inc., a Michigan corporation (“GSI”) (the “Acquisition”). Located in Madison Heights, Michigan, GSI is a document management company that provides indexing and scanning services, physical document storage, and retrieval services. Multi-year state and local government contracts account for the majority of GSI’s sales.

The acquisition was consummated pursuant to a Stock Purchase Agreement, dated as of March 2, 2020 (the “Purchase Agreement”), by and among the Company, as the purchaser, GSI, as the target, and Thomas M. Liebold, Gregory P. Colton, Fredrick M. Kamienny, and Frederick L. Erlich, collectively as the sellers (“Sellers”). The initial purchase price for GSI consisted of approximately $3.5 million in cash, on a cash-free, debt-free basis, and subject to a post-closing net working capital adjustment. The positive net working capital at the time of closing consisted of approximately $1.0 million in accounts receivable and other current assets and approximately $0.3 million in trade payables and other obligations relating to GSI’s ongoing business and contracts. In addition to the initial purchase price, three annual potential earnout payments of up to an aggregate of $2.5 million will be payable to the Sellers over three years if certain gross profit levels are achieved. The board of directors of the Company have approved the Purchase Agreement and the transactions contemplated thereby.

The acquisition was effective as of 12:01 a.m. on March 2, 2020. The Purchase Agreement contains customary representations and warranties as well as indemnification obligations by the Sellers, on the one hand, and by the Company, on the other hand, to each other. In addition, the Purchase Agreement contains a five year covenant not to compete by the Sellers against the Company and its affiliates in the acquired business, and related customary restrictive covenants. The Company financed the acquisition through a private placement of equity and debt as further described in Item 3.02 of this Report.

GSI provides services to the State of Michigan pursuant to the State of Michigan’s Standard Contract Terms, dated June 1, 2018 and expiring on May 30, 2023, unless earlier terminated in accordance with its terms (the “Michigan Contract”). Pursuant to the Michigan Contract, the various subdivisions, agencies, and municipalities within the State of Michigan may procure document management services from GSI at a fixed price during the term of the Michigan Contract. As set forth in the Michigan Contract, attached as an exhibit hereto, the estimated contract value over the entire term of the agreement is $43,562,157; however, the State of Michigan may terminate the Michigan Contract for a variety of reasons as set forth therein, and there is no guarantee that the all, or any minimum level, of the estimated contract value will be realized by GSI.

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) on an exclusive basis to render financial advisory and investment banking services to the Company in connection with the acquisition of GSI. Pursuant to an Engagement Agreement, dated April 15, 2019, between the Company and the Placement Agent, the Company paid the Placement Agent a success fee of $300,000 as a result of the successful completion of the acquisition of GSI. The Company also agreed to reimburse the Placement Agent for reasonable out of pocket expenses related to the acquisition, not exceeding $5,000. The Placement Agent has certain material relationships with the Company: Robert Schroeder, a Director of the Company, is the Vice President of Investment Banking at the Placement Agent; Michael Taglich, a beneficial owner of more than 10% of the Company’s common stock, par value $0.001 (“Common Stock”), is a the Co-Founder, President & Chairman of the Placement Agent; and Robert Taglich, a beneficial owner of more than 10% of the Company’s Common Stock, is the Co-Founder and Managing Director of the Placement Agent.

The foregoing description of the Purchase Agreement is a summary of, and does not purport to be a complete statement of, the Purchase Agreement or the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by this reference.

Cautionary Note Regarding the Purchase Agreement

The Purchase Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about GSI, the Sellers or the Company. The Purchase Agreement contains representations and warranties made by the Sellers and the Company. Such representations and warranties were made only for the purposes of the Purchase Agreement, are solely for the benefit of the parties to the Purchase Agreement, and are not intended to be and should not be relied upon by any other person. In addition, these representations and warranties should not be treated as establishing matters of fact, but rather as a way of allocating risk between the parties. Moreover, certain of the representations and warranties may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by the Sellers to the Company. These representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement and are subject to more recent developments. Accordingly, investors are not third party beneficiaries under the Purchase Agreement and should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about GSI, the Sellers, or the Company, or of any of their respective businesses, assets, or contracts, or otherwise.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 of this Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Private Placement

On March 2, 2020, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company issued and sold (i) 43,750,000 shares of the Company’s common stock (the “Shares”), at a price of $0.08 per Share, for aggregate gross proceeds of $3,500,000 and (ii) 2,000 units (“Units”), with each Unit consisting of $1,000 in 12% Subordinated Notes (“Notes”) and 200 shares (“Unit Shares”), for aggregate gross proceeds of $2,000,000 in Units and $5,500,000 for the combined private placement pursuant to the Securities Purchase Agreement (the “Offering”). After full subscription of the Offering, the Company will have issued 47,750,000 new shares of Common Stock, including both Shares and Unit Shares. The Company used a portion of the net proceeds of the Offering to finance the acquisition of GSI described in Item 2.01 of this Report, and intends to use the remaining net proceeds for working capital and general corporate purposes, including potentially other future acquisitions.

The principal amount of the Notes, together with any accrued and unpaid interest thereon, become due and payable on February 28, 2023 (the “Maturity Date”). Interest on the Notes will accrue at the rate of 12% per annum, payable quarterly in cash, beginning on June 30, 2020 and the entire outstanding principal and accrued but unpaid interest due on the Notes is payable on the Maturity Date. Any accrued but unpaid quarterly installment of interest shall accrue interest at the rate of 14.0% per annum. Any overdue principal and accrued and unpaid interest at the Maturity Date shall accrue a mandatory default penalty of 20% of the outstanding principal balance and an interest rate of 14% per annum from the Maturity Date until paid in full.

Certain of the Investors participating in the Offering have material relationships with the Company:

○	Michael Taglich, a beneficial owner of more than 10% of the currently outstanding shares of the Company’s Common Stock, purchased, either directly or indirectly, 7,437,500 Shares;

○	Robert Taglich, a beneficial owner of more than 10% of the currently outstanding shares of the Company’s Common Stock, purchased 5,937,500 Shares;

○	Robert Schroeder, a Director of the Company, purchased 250,000 Shares;

○	James DeSocio, the President and Chief Executive Officer of the Company, purchased 375,000 Shares; and

○	Joseph Spain, the Chief Financial Officer of the Company, purchased 100,000 Shares and 8 Units.

The Company retained Taglich Brothers, Inc., which was also the Placement Agent in the Acquisition of GSI, as the exclusive placement agent for the Offering, pursuant to a Placement Agent Agreement. In connection with the Offering, the Company paid the Placement Agent $440,000, which represented an 8% commission based upon the gross proceeds of the Offering. The Company has also committed to reimburse the Placement Agent for reasonable out of pocket expenses related to the Offering. In addition, for its services in the Offering, the Placement Agent was issued warrants to purchase 4,775,000 shares of Common Stock, which amount is equal to 10% of the Shares and Unit Shares sold in the Offering (the “Placement Agent Warrants”), which have an exercise price of $0.08 per share of Common Stock, are exercisable for a period of five years, contain customary cashless exercise and anti-dilution protection rights and are entitled to piggy-back registration rights. The Placement Agent has certain material relationships with the Company, as described in Item 2.01 of this Report.

Pursuant to the Securities Purchase Agreement and Registration Rights Agreement, the Company agreed to (a) file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission no later than 45 days following the closing of the Offering, covering the re-sale of shares of Common Stock issued in the Offering. The Company also agreed to use commercially reasonable efforts to have the Registration Statement become effective as soon as possible after filing (and in any event within 90 days of the filing of such Registration Statement).

The sale of securities in the Offering was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, but rather were offered and sold in reliance on the exemption from the registration requirements thereof pursuant to Section 4(a)(2) of the Securities Act and Regulation D (Rule 506) promulgated under the Securities Act, and corresponding provisions of state securities laws, which exempt certain transactions by an issuer not involving a public offering. The Investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act. The Offering has been concluded.

The foregoing descriptions of the Securities Purchase Agreement, the Notes, the Placement Agent Warrants, and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the Notes, the Placement Agent Warrants, and the Registration Rights Agreement, which are incorporated by reference as Exhibits 10.1, 10.2, 4.4, and 10.3, respectively, hereto.

Note Conversion

On March 2, 2020, the Company entered into amendments (the “Note Amendments”) to all of its currently outstanding Convertible Promissory Notes, which were issued by the Company to various investors in 2016, 2017, and 2018 (collectively, the “2016-2018 Notes”) with the Required Holders (as that term is defined in the 2016-2018 Notes, respectively) of each series of the 2016-2018 Notes. The Note Amendments permit the Company, in the event the Company offers its shares of Common Stock to investors in any private placement of securities, to convert all of the then-outstanding principal and accrued and unpaid interest payable with respect to the 2016-2018 Notes into shares of Common Stock upon the same terms as such private placement. The Note Amendments were conditioned upon, among other things, the amendment of each of the other 2016-2018 Notes, the closing of the Offering and the acquisition of GSI.

Pursuant to the Note Amendments, on March 2, 2020, the Company converted all of the then-outstanding principal and accrued and unpaid interest payable with respect to the 2016-2018 Notes into the aggregate amount of 71,686,963 shares of Common Stock at a conversion price of $0.08 per share (the “Note Conversion”).

Certain holders of the 2016-2018 Notes whose notes were converted in connection with the Note Conversion, several have material relationships with the Company:

○	The 2016-2018 Notes held, directly and indirectly, by Michael Taglich, a beneficial owner of more than 10% of the currently outstanding shares of Common Stock, were converted into 11,247,635 shares of Common Stock;

○	The 2016-2018 Notes held by Robert Taglich, a beneficial owner of more than 10% of the Company’s currently outstanding shares of Common Stock, were converted into 5,671,792 shares of Common Stock;

○	The 2016-2018 Notes held by Robert Schroeder, a Director of the Company, were converted into 425,949 shares of common stock; and

○	The 2016-2018 Notes held by James DeSocio, the President and CEO of the Company, were converted into 600,967 shares of Common Stock.

The Company retained the Placement Agent as the exclusive placement agent for the Note Conversion pursuant to the Placement Agent Agreement. In connection with the Note Conversion, the Company issued 1,762,500 shares of Common Stock to the Placement Agent, which based on the conversion price of $0.08 per share was equal to 3% of the original principal amount of the 2016-2018 Notes. See Item 3.02 of this Report, “Securities Offering,” for a discussion of the material relationships between the Placement Agent and the Company.

The Company’s issuance of shares of Common Stock issued in the Note Conversion was not registered under the Securities Act or the securities laws of any state, but rather were offered and sold in reliance on the exemption from the registration requirements thereof pursuant to Section 4(a)(2) of the Securities Act and Regulation D (Rule 506) promulgated under the Securities Act, and corresponding provisions of state securities laws, which exempt certain transactions by an issuer not involving a public offering. The holders of the 2016-2018 Notes are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

The foregoing descriptions of the Note Amendments are qualified in their entirety by reference to the full text of the Note Amendments for each series of the 2016-2018 Notes, copies of each of which are attached as Exhibits 4.1, 4.2, and 4.3, hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2020, the Board of Directors adopted an amendment to the Bylaws of the Company setting forth the procedures for providing notice to the shareholders following any action taken in writing by the requisite shareholders of the Company. Pursuant to the amendment, the Company may provide such notice (i) directly to shareholders within ten (10) days following the effective date of the written action or (ii) by filing a Current Report on Form 8-K with the Securities and Exchange Commission, which report would include the information that would have otherwise been sent to shareholders regarding such written action. The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amendment, which is attached hereto as Exhibit 3.1 and incorporated herein.

Effective February 27, 2020, upon recommendation and authorization by the Board of Directors, stockholders holding a majority in interest of the issued and outstanding shares of Common Stock, acting by written consent, adopted an amendment to the Company’s Articles of Incorporation to (i) effectuate a one-for-fifty (1-for-50) reverse split of the Company’s Common Stock (the “Reverse Split”) and (ii) reduce the number of authorized shares of Common Stock of the Company as of the effective date of such amendment to 25,000,000 shares (collectively, the “Reverse Split Amendment”). On March 3, 2020, the Company filed the Reverse Split Amendment, which will become effective on March 12, 2020 at 5 p.m. Nevada time, for stockholders of record as of the close of business on March 12, 2020. The foregoing description of the Reverse Split Amendment is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 3.2 and incorporated herein.

On March 1, 2020, upon recommendation and authorization by the Board of Directors, stockholders holding a majority in interest of the issued and outstanding shares of Common Stock of the Company, acting by written consent, adopted an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of Common Stock to 160,000,000 shares from 75,000,000 shares (the “Shares Increase Amendment”), in order to facilitate the GSI Acquisition, the Offering, and the Note Conversion. On March 2, 2020, the Company filed the Shares Increase Amendment, which was effective immediately upon filing. The foregoing description of the Shares Increased Amendment is qualified in its entirety by reference to the full text thereof which is attached hereto as Exhibit 3.3 and incorporated herein.

As of the date hereof, a total of 160,000,000 shares of Common stock are authorized for issuance by the Company, of which 140,545,770 shares of Common Stock are issued and outstanding. After the Reverse Split becomes effective, the authorized number of shares of Common Stock will be reduced to 25,000,000 shares, of which 2,810,915 shares of Common Stock will be issued and outstanding, assuming no additional shares of Common Stock are issued by the Company prior thereto.

Item 7.01	Regulation FD Disclosure.

In the course of discussions with (i) potential investors in the Offering, (ii) holders of the 2016-2018 Notes in connection with the Note Amendments, and (iii) certain other stockholders, the Company provided such persons with certain information (“Confidential Information”), under confidentiality obligations, pertaining to the potential transactions involving the acquisition of GSI, the Note Amendment and Note Conversion, and the Reverse Split. Such information is set forth on Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On March 4, 2020, the Company issued a press release disclosing the GSI Acquisition. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On March 4, 2020, the Company issued a press release disclosing the other events set forth in this Report. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

The information in this Item 8.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Name of Exhibit
2.1	Stock Purchase Agreement, dated as of March 2, 2020, by and among Intellinetics, Inc., Graphic Sciences, Inc., and Thomas M. Liebold, Gregory P. Colton, Fredrick M. Kamienny, and Frederick L. Erlich
3.1	Amendment to Articles of Incorporation, dated March 2, 2020
3.2	Amendment to Articles of Incorporation, dated March 3, 2020
3.3	Amendment No. 2 to Bylaws, adopted February 27, 2020
4.1	Form of Amendment to 10% Subordinated Convertible Note due December 31, 2020
4.2	Form of Amendment to 8% Secured Convertible Note due December 31, 2020
4.3	Form of Amendment to 8% Subordinated Convertible Note due December 31, 2020
4.4	Form of Placement Agent Warrants, issued March 2, 2020
10.1	Form of Securities Purchase Agreement, dated March 2, 2020
10.2	Form of 12% Subordinated Convertible Notes, dated March 2, 2020
10.3	Registration Rights Agreement, dated March 2, 2020
10.4	State of Michigan Enterprise Procurement Notice of Contract No 171 180000000749, between the State of Michigan and Graphic Sciences, Inc., with Standard Contract Terms, dated June 1, 2018
99.1	Information provided to potential investors, Company stockholders, and Company noteholders on a confidential basis.
99.2	Press release issued by the Company, dated March 4, 2020
99.3	Press release issued by the Company, dated March 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ Joseph D. Spain
Joseph D. Spain
Treasurer and Chief Financial Officer

Dated: March 4, 2020